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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: December 28, 1998




                          Commission file number 1-1097



                        OKLAHOMA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

               Oklahoma                             73-0382390
     (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization               Identification No.)


                                321 North Harvey
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)

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Item 5. Other Events

     Trigen
     ------

     As previously reported, Trigen-Oklahoma City Energy Corporation (Trigen) sued Oklahoma Gas and Electric Company (OG&E) in the United States District Court, Western District of Oklahoma, Case No. CIV-96-1595M. Trigen alleged numerous causes of action, including monopolization of cooling services in violation of Section 2 of the Sherman Act. On December 21, 1998, the jury awarded Trigen in excess of $30 million in actual and punitive damages. The entry of a judgment fixing the exact amount of damages is expected within the next few weeks. OG&E expects to appeal the decision. While OG&E cannot predict the outcome of any appeal, OG&E continues to believe that the ultimate resolution of this case will not have a material adverse effect on OG&E's financial position or results of operations.


Item 7. (c) Exhibits

     Exhibit Number                              Description
     --------------                              -----------

           99.01 Press release dated December 21, 1998 announcing jury verdict against OG&E in Trigen Lawsuit


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                OKLAHOMA GAS & ELECTRIC COMPANY
                                          (Registrant)



                                  By  /s/  Donald R. Rowlett
                                  -------------------------------
                                           Donald R. Rowlett
                                  Controller Corporate Accounting

                                (On behalf of the registrant and in
                          his capacity as Controller Corporate Accounting)



December 28, 1998


                                                                   EXHIBIT INDEX

EXHIBIT INDEX         DESCRIPTION
-------------         -----------
99.01                 OKLAHOMA GAS & ELECTRIC COMPANY SET TO APPEAL TODAY'S JURY
                      VERDICT IN TRIGEN CASE